FORM OF CUSTODIAN AGREEMENT


     CUSTODIAN AGREEMENT ("Agreement") made as of this ___ day of September, 1999, between X.COM FUNDS, a business trust organized under the laws of the State of Delaware (the "Trust"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, the Trust is a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of each of the separate series listed on Appendix A hereto (as such Appendix A may be amended from time to time) (each a "Fund" and collectively, the "Funds");

     WHEREAS, pursuant to an Investment Advisory Agreement between the Trust and X.com Asset Management, Inc (the "Adviser"), dated September __, 1999, the Adviser has agreed to provide or procure custodial services for the Trust;

     WHEREAS, the Adviser desires to appoint the Bank as the Trust's custodian, and the Trust desires to place and maintain all of its portfolio securities and cash in the custody of the Bank; and.

     WHEREAS,  the Bank has at least  the  minimum  qualifications  required  by
Section 17(f)(1) of the Investment Company Act of 1940, as amended, ("1940 Act") to act as custodian of the portfolio securities and cash of the Trust, and has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained herein, the parties hereto agree as follows:

     1. Bank Appointed Custodian. The Adviser hereby appoints the Bank as custodian of the portfolio securities and cash of each of its Funds delivered to the Bank as hereinafter described, and the Trust hereby approves such appointment. The Bank agrees to act as custodian upon the terms and conditions hereinafter set forth. For the services rendered pursuant to this Agreement the Adviser agrees to pay to the Bank the fees set forth on Appendix B hereto.

     2. Definitions. Whenever used herein, the terms listed below will have the following meaning:

     2.1 Authorized Person. "Authorized Person" will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Trust by appropriate resolution of its Board, and set forth in a certificate as required by Section 4 hereof.

     2.2 Board. "Board" will mean the Board of Trustees of the Trust.

     2.3 Security. The term "security" as used herein will have the same meaning assigned to such term in the Securities Act of 1933, as amended ("1933 Act"), including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange or in the over-the-counter market relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing, and futures contracts, forward contracts and options thereon.

     2.4 Portfolio Security. "Portfolio Security" will mean any security owned by any Fund.

     2.5 Officers' Certificate. "Officers' Certificate" will mean, unless otherwise indicated, any request, direction, instruction, or certification in writing signed by any Authorized Person of the Trust.

     2.6 Book-Entry System. "Book-Entry System" shall mean the Federal Reserve-Treasury Department Book Entry System for United States government, instrumentality and agency securities operated by the Federal Reserve Bank, its successor or successors and its nominee or nominees.

     2.7 Depository. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 ("1934
Act"), its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Board.

     2.8 Proper Instructions. "Proper Instructions" shall mean (i) instructions regarding the purchase or sale of Portfolio Securities, and payments and deliveries in connection therewith, given by an Authorized Person, such instructions to be given in such form and manner as the Bank and the Trust shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initialed by an Authorized Person. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by an Authorized Person. The Trust shall cause all oral instructions to be promptly confirmed in writing. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior Proper Instruction and the sole obligation of the Bank with respect to any follow-up or confirmatory Proper Instruction shall be to make reasonable efforts to detect any discrepancy between the original Proper Instruction and such confirming Proper Instruction and to report such discrepancy to the Trust. The Trust shall be responsible, at the Trust's expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error which has resulted because of an error or omission on the part of the Trust, and to the extent such action requires the Bank to act, the Trust shall give the Bank specific Proper Instructions as to the action required. Upon receipt by the Bank of an Officers' Certificate as to the authorization by the Board to utilize the services of the Bank for the purposes set forth herein accompanied by a detailed description of procedures approved by the Trust, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices provided that the Board and the Bank agree in writing that such procedures afford adequate safeguards for the Trust's assets.

     3. Separate Accounts. The Bank will segregate the assets of each Fund to which this Agreement relates into a separate account for each such Fund containing the assets of such Fund (and all investment earnings thereon). Unless the context otherwise requires, any reference in this Agreement to any actions to be taken by the Trust shall be deemed to refer to the Trust acting on behalf of one or more of its Funds, any reference in this Agreement to any assets of the Trust, including, without limitation, any portfolio securities and cash and earnings thereon, shall be deemed to refer only to assets of the applicable Fund, any duty or obligation of the Bank hereunder to the Trust shall be deemed to refer to duties and obligations with respect to such individual Fund and any obligation or liability of the Trust hereunder shall be binding only with respect to such individual Funds, and shall be discharged only out of the assets of such Funds.

     4. Certification as to Authorized Persons. The Secretary or Assistant Secretary of the Trust will at all times maintain on file with the Bank his or her certification to the Bank, in such form as may be acceptable to the Bank, of
(i) the names and signatures of the Authorized Persons and (ii) the names of the members of the Board, it being understood that upon the occurrence of any change in the information set forth in the most recent Officers' Certificate on file (including without limitation any person named in the most recent Officers' Certificate who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Trust will sign a new or amended
Officers' Certificate setting forth the change and the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officers' Certificate given to it by the Trust which has been signed by Authorized Persons named in the most recent Officers' Certificate received by the Bank.

     5. Custody of Cash. As Custodian for the Trust, the Bank will open and maintain a separate account or accounts in the name of the Trust or in the name of the Bank, as Custodian of the Trust, and will deposit to the account of the Trust all of the cash of the Trust, except for cash held by a subcustodian appointed pursuant to Sections 14.2 hereof, including borrowed funds, delivered to the Bank, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. Pursuant to the Bank's internal policies regarding the management of cash accounts, the Bank may segregate certain portions of the cash of the Trust into a separate savings deposit account upon which the Bank reserves the right to require seven (7) days notice prior to withdrawal of cash from such an account. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) or in the case of payments for redemptions and repurchases of outstanding shares of common stock of the Trust, notification from the Trust's transfer agent as provided in Section 7, requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this Section 5, specifying the applicable subsection, the Bank will make payments of cash held for the accounts of the Trust, insofar as funds are available for that purpose, only as permitted in subsections 5.1-5.9 below.

     5.1 Purchase of Securities. Upon the purchase of securities for the Trust, against contemporaneous receipt of such securities by the Bank or against delivery of such securities to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs, registered in the name of the Trust or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank pursuant to the provisions of
Section 6 below, each such payment to be made at the purchase price shown on a broker's confirmation of purchase of the securities received by the Bank or transaction report in the case of Book Entry Paper (as that term is defined in Section 6.6 hereof) before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made.

     5.2 Redemptions. In such amount as may be necessary for the repurchase or redemption of shares of the Trust offered for repurchase or redemption in accordance with Section 7 of this Agreement.

     5.3 Distributions and Expenses of Trust. For the payment on the account of the Trust of dividends or other distributions to shareholders as may from time to time be declared by the Board, interest, taxes, management or supervisory fees, distribution fees, fees of the Bank for its services hereunder and reimbursement of the expenses and liabilities of the Bank as provided hereunder, fees of any transfer agent, fees for legal, accounting, and auditing services, or other operating expenses of the Trust.

     5.4 Payment in Respect of Securities.  For payments in connection  with the
conversion,   exchange  or  surrender  of  Portfolio  Securities  or  securities subscribed to by the Trust, which are held by or to be delivered to the Bank.

     5.5 Repayment of Loans. To repay loans of money made to the Trust, but, in the case of final payment, only upon redelivery to the Bank of any Portfolio Securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan;

     5.6 Repayment of Cash. To repay the cash delivered to the Trust for the purpose of collateralizing the obligation to return to the Trust certificates borrowed from the Trust representing Portfolio Securities, but only upon redelivery to the Bank of such borrowed certificates.

     5.7 Foreign Exchange Transactions.

     (a) For payments in connection with foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery (collectively, "Foreign Exchange Agreements") which may be entered into by the Bank on behalf of the Trust upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other subcustodian or agent hereunder, acting as principal) with which the contract or option is made, and the Bank shall have no duty with respect to the selection of such currency brokers or banking institutions with which the Trust deals or for their failure to comply with the terms of any Foreign Exchange Agreement.

     (b) In order to secure any payments in connection with Foreign Exchange Agreements which may be entered into by the Bank, pursuant to Proper Instructions, the Trust agrees that the Bank shall have a continuing lien and security interest, to the extent of any payment due under any Foreign Exchange Agreement, in and to any property at any time held by the Bank for the Trust's benefit or in which the Trust has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Trust authorizes the Bank, in the Bank's sole discretion, at any time to charge any such payment due under any Foreign Exchange Agreement against any balance of account standing to the credit of the Trust on the Bank's books.

     5.8 Other Authorized Payments. For other authorized transactions of the Trust or other obligations of the Trust incurred for proper Trust purposes;
provided that before making any such payment the Bank will also receive a certified copy of a resolution of the Board signed by an Authorized Person and certified by its Secretary or Assistant Secretary, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of the Trust, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose.

     5.9 Termination: Upon the termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 16 of this Agreement.

     6. Securities.
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     6.1 Segregation and Registration.  Except as otherwise provided herein, the
Bank as custodian will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all Portfolio Securities which may now or hereafter be delivered to it by or for the account of each Fund. All such Portfolio Securities will be held or disposed of by the Bank for, and subject at all times to, the instructions of the Trust pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to Portfolio Securities that are not physically held by the Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officers' Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code of 1986, as amended and any Regulations of the U.S.
Treasury Department or Internal Revenue Service issued thereunder, and will execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state.

     The Trust will, from time to time, furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Portfolio Securities which may from time to time be registered in the name of each appropriate Fund of the Trust.

     6.2 Voting and Proxies. Neither the Bank nor any nominee of the Bank will vote any of the Portfolio Securities held hereunder, except in accordance with Proper Instructions or an Officers' Certificate. The Bank will execute and deliver, or cause to be executed and delivered, to the Trust all notices, proxies and proxy soliciting materials delivered to the Bank with respect to such Portfolio Securities, such proxies to be executed by the registered holder of such Portfolio Securities (if registered otherwise than in the name of the Trust), but without indicating the manner in which such proxies are to be voted.

     6.3 Corporate Action. If at any time the Bank is notified that an issuer of any Portfolio Security has taken or intends to take a corporate action (a "Corporate Action") that affects the rights, privileges, powers, preferences, qualifications or ownership of a Portfolio Security, including without limitation, liquidation, consolidation, merger, recapitalization, reorganization, reclassification, subdivision, combination, stock split or stock dividend, which Corporate Action requires an affirmative response or action on the part of the holder of such Portfolio Security (a "Response"), the Bank shall notify the Trust promptly of the Corporate Action, the Response requested in connection with the Corporate Action and the Bank's deadline for receipt from the Trust of Proper Instructions regarding the Response (the "Response Deadline"). The Bank shall forward to the Trust via telecopier and/or overnight courier all notices, information statements or other materials relating to the Corporate Action promptly after receipt of such materials by the Bank.

     (a) The Bank shall act upon a requested Response only after receipt by the Bank of Proper Instructions from the Trust no later than 5:00 p.m. on the date specified as the Response Deadline and only if the Bank (or its agent or subcustodian hereunder) has actual possession of all Portfolio Securities, consents and other materials needed in order to provide a Response no later than 5:00 p.m. on the date specified as the Response Deadline.

     (b) The Bank shall have no duty to act upon a requested Response if Proper Instructions relating to such Response and all necessary Portfolio Securities, consents and other materials needed in order to provide a Response are not received and in the possession of the Bank by no later than 5:00 p.m. on the date specified as the Response Deadline. Notwithstanding, the Bank may, in its sole discretion, use its best efforts to act upon a Response for which Proper Instructions and/or necessary Portfolio Securities, consents or other materials are received by the Bank after 5:00 p.m. on the date specified as the Response Deadline, it being acknowledged and agreed by the parties that any undertaking by the Bank to use its best efforts in such circumstances shall in no way create any duty upon the Bank to complete such Response prior to the Response Deadline.

     (c) In the event that the Trust notifies the Bank of a Corporate Action requiring a Response and the Bank has received no other notice of such Corporate Action, the Response Deadline shall be 48 hours prior to the Response expiration time set by the Depository processing such Corporate Action.

     6.4 Book-Entry System. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving deposits of Trust assets in the Book-Entry System, and (ii) for any subsequent changes to such arrangements following such approval, the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval:

     (a) The Bank may keep Portfolio Securities in the Book-Entry System provided that such Portfolio Securities are represented in an account ("Account") of the Bank (or its agent) in such System which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers;

     (b) The records of the Bank (and any such agent) with respect to the Trust's participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry the Portfolio Securities which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Bank (or such agent) be open for inspection by duly authorized officers, employees or agents of the Trust. Where securities are transferred to the Trust's account, the Bank shall also, by book entry or otherwise, identify as belonging to the Trust a quantity of securities in a fungible bulk of securities (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank's account on the books of the Federal Reserve Bank;

     (c) The Bank (or its agent) shall pay for securities purchased for the account of the Trust or shall pay cash collateral against the return of Portfolio Securities loaned by the Trust upon (i) receipt of advice from the Book-Entry System that such Portfolio Securities have been transferred to the Account, and (ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the Trust. The Bank (or its agent) shall transfer securities sold or loaned for the account of the Trust upon

          (i) receipt of advice from the Book-Entry System that payment for securities sold or payment of the initial cash collateral against the delivery of Portfolio Securities loaned by the Trust has been transferred to the Account; and

          (ii) the making of an entry on the records of the Bank (or its agent) to reflect such transfer and payment for the account of the Trust. Copies of all advices from the Book-Entry System of transfers of Portfolio Securities for the account of the Trust shall identify the Trust, be maintained for the Trust by the Bank and shall be provided to the Trust at its request. The Bank shall send the Trust a confirmation, as defined by Rule 17f-4 of the 1940 Act, of any transfers to or from the account of the Trust;

     (d) The Bank will promptly provide the Trust with any report obtained by the Bank or its agent on the Book-Entry System's accounting system, internal accounting control and procedures for safeguarding Portfolio Securities deposited in the Book-Entry System;

     6.5 Use of a Depository. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving deposits in DTC or other such Depository and (ii) for any subsequent changes to such arrangements following such approval, the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval:

     (a) The Bank may use a Depository to hold, receive, exchange, release, lend, deliver and otherwise deal with Portfolio Securities including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of the Trust all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof;

     (b) Registration of Portfolio Securities may be made in the name of any nominee or nominees used by such Depository;

     (c) Payment for securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of Portfolio Securities, payment will be made only upon delivery of the Portfolio Securities to or for the account of the Trust and the Trust shall pay cash collateral against the return of Portfolio Securities loaned by the Trust only upon delivery of the Portfolio Securities to or for the account of the Trust; and upon any sale of Portfolio Securities, delivery of the Portfolio Securities will be made only against payment therefor or, in the event Portfolio Securities are loaned, delivery of Portfolio Securities will be made only against receipt of the initial cash collateral to or for the account of the Trust; and

     (d) The Bank shall use its best efforts to provide that:

          (i) The Depository obtains replacement of any certificated Portfolio Security deposited with it in the event such Portfolio Security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Bank upon its request;

          (ii)  Proxy  materials  received  by  a  Depository  with  respect  to
     Portfolio   Securities   deposited  with  such   Depository  are  forwarded
     immediately to the Bank for prompt transmittal to the Trust;

          (iii) Such Depository promptly forwards to the Bank confirmation of any purchase or sale of Portfolio Securities and of the appropriate book entry made by such Depository to the Trust's account;

          (iv) Such Depository prepares and delivers to the Bank such records with respect to the performance of the Bank's obligations and duties hereunder as may be necessary for the Trust to comply with the recordkeeping requirements of Section 31(a) of the 1940 Act and Rule 31(a) thereunder; and

          (v) Such Depository delivers to the Bank all internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Trust may reasonably
     request  in  order  to  verify  the  Portfolio   Securities  held  by  such
     Depository.

     6.6 Use of Book-Entry System for Commercial Paper. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving participation in a system maintained by the Bank for the holding of commercial paper in book-entry form ("Book-Entry Paper") and (ii) for each year following such approval the Board has reapproved the arrangements, the Bank, upon receipt of Proper Instructions and upon receipt of confirmation from an "Issuer" (as defined below) that the Trust has purchased such Issuer's Book-Entry Paper, shall issue and hold in book-entry form, on behalf of the Trust and each of its Funds, commercial paper issued by issuers with whom the Bank has entered into a book-entry agreement ("Issuers"). In maintaining procedures for Book-Entry Paper, the Bank agrees that:

          (a) The Bank will maintain all Book-Entry Paper held by the Trust in an account of the Bank that includes only assets held by it for customers;

          (b) The records of the Bank with respect to the Trust's purchase of Book-Entry Paper through the Bank will identify, by book-entry, commercial paper belonging to the Trust and each of its Funds which is included in the Book-Entry System and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Trust;

          (c) The Bank shall pay for Book-Entry Paper purchased for the account of the Trust contemporaneous with (i) receipt of advice from the Issuer that such sale of Book-Entry Paper has been effected, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Trust;

          (d) The Bank shall cancel such Book-Entry Paper obligation upon the maturity thereof contemporaneous with (i) receipt of advice that payment for such Book-Entry Paper has been transferred to the Trust, and (ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Trust; and

          (e) The Bank will send to the Trust such reports on its system of internal accounting control with respect to the Book-Entry Paper as the Trust may reasonably request from time to time.

            6.7 Use of Immobilization Programs. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving the maintenance of Portfolio Securities in an immobilization program operated by a bank which meets the requirements of Section 26(a)(1) of the 1940 Act, and
(ii) for each year following such approval the Board has reapproved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval, the Bank shall enter into such immobilization program with such bank acting as a subcustodian hereunder.

         6.8 Eurodollar CDs. Any Portfolio Securities which are Eurodollar CDs may be physically held by the European branch of the U.S. banking institution that is the issuer of such Eurodollar CD (a "European Branch"), provided that such Portfolio Securities are identified on the books of the Bank as belonging to the Trust and that the books of the Bank identify the European Branch holding such Portfolio Securities. Notwithstanding any other provision of this Agreement to the contrary, except as stated in the first sentence of this subsection 6.8, the Bank shall be under no other duty with respect to such Eurodollar CDs belonging to the Trust.

     6.9 Options and Futures Transactions.

          (a)  Puts  and  Calls  Traded  on  Securities  Exchanges,   NASDAQ  or
     Over-the-Counter.

               (i) The Bank shall take action as to put options ("puts") and call options ("calls") purchased or sold (written) by the Trust regarding escrow or other arrangements (i) in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions among the Bank, any broker-dealer which is a member of the National Association of Securities Dealers, Inc. (the "NASD"), and registered with the Securities and Exchange Commission ("SEC") under the 1934 Act and, if necessary, the Trust, relating to the compliance with the rules of the Options Clearing Corporation and of any applicable registered national securities exchange or of any similar organization.

               (ii) Unless another agreement requires the Bank to do so, the Bank shall be under no duty or obligation to see that the Trust has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Trust. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Trust, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account (as defined in subsection 6.10 below). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to:
          (i) periodically check or notify the Trust that the amount of such collateral held by a broker or held in a Segregated Account is sufficient to protect such broker or the Trust against any loss; (ii) effect the return of any collateral delivered to a broker; or (iii) advise the Trust that any option it holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of the Trust.

     (b) Puts, Calls and Futures Traded on Commodities Exchanges

               (i) The Bank shall take action as to puts, calls and futures contracts ("Futures") purchased or sold by the Trust in accordance with the provisions of any agreement entered into upon the receipt of Proper Instructions among the Trust, the Bank and a futures commission merchant ("FCM") registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading
          Commission ("CFTC") and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Trust.

               (ii) The responsibilities of the Bank as to Futures, puts and calls traded on commodities exchanges, any FCM account and the Segregated Account as defined below shall be limited as set forth in subparagraph (a)(ii) of this Section 6.9 as if such subparagraph referred to FCMs rather than brokers, and Futures and puts and calls thereon instead of options.

     6.10  Segregated   Account.   The  Bank  shall,   upon  receipt  of  Proper
Instructions, establish and maintain a Segregated Account or Accounts for and on behalf of the Trust.

               (a) Cash and/or  Portfolio  Securities may be transferred  into a
          Segregated  Account  upon  receipt  of  Proper   Instructions  in  the
          following circumstances:

               (i) in accordance with the provisions of any agreement among the Trust, the Bank and a broker-dealer registered with the SEC under the 1934 Act and a member of the NASD or any FCM registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organizations regarding escrow or other arrangements in connection with transactions by the Trust;

               (ii) for the purpose of segregating cash or Portfolio Securities in connection with options purchased or written by the Trust or commodity Futures purchased or written by the Trust;

               (iii) for the deposit of liquid assets, such as cash, U.S. Government securities or other high grade debt obligations, having a market value (marked to market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all the Trust's then outstanding forward commitment or "when-issued" agreements relating to the purchase of Portfolio Securities and all the Trust's then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms;

               (iv) for the purposes of compliance by the Trust with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the SEC or written interpretation by the SEC or its Staff relating to the maintenance of Segregated Accounts by registered investment companies;

               (v) for other proper corporate purposes, but only, in the case of this clause (v), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board, or of the executive committee of the Board signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper corporate purposes.

     (b) Cash and/or Portfolio Securities may be withdrawn from a Segregated Account pursuant to Proper Instructions in the following circumstances:

               (i) with respect to assets deposited in accordance with the provisions of any agreements referenced in (a)(i) or (a)(ii) above, in accordance with the provisions of such agreements;

               (ii) with  respect to assets  deposited  pursuant  to (a)(iii) or
          (a)(iv) above, for sale or delivery to meet the Trust's obligations under outstanding forward commitment or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements;

               (iii) for exchange for other liquid assets of equal or greater value deposited in the Segregated Account;

               (iv) to the extent that the Trust's outstanding forward commitment or when-issued agreements for the purchase of Portfolio Securities or reverse repurchase agreements are sold to other parties or the Trust's obligations thereunder are satisfied by using assets of the Trust other than those in the Segregated Account or otherwise;

               (v) for delivery upon settlement of a forward commitment or when-issued agreement for the sale of Portfolio Securities; or

               (vi) with respect to assets deposited pursuant to (a)(v) above, in accordance with the purposes of such account as set forth in Proper Instructions.

     6.11 Interest Bearing Call or Time Deposits. The Bank shall, upon receipt of Proper Instructions relating to the purchase by the Trust of interest-bearing fixed-term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank or banks as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of the Trust appropriate notation as to the amount of each such deposit, the banking institution with which such deposit is made ("Deposit Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed Portfolio Securities of the Trust and the responsibility of the Bank therefor shall be the same as and no greater than the Bank's responsibility in respect of other Portfolio Securities of the Trust and its Funds.

     6.12 Transfer of Securities. The Bank will transfer, exchange, deliver or release Portfolio Securities held by it hereunder, insofar as such Portfolio Securities are available for such purpose, provided that before making any transfer, exchange, delivery or release under this provision of the Agreement only upon receipt of Proper Instructions. The Proper Instructions shall state that such transfer, exchange or delivery is for a purpose permitted under the terms of this Section 6.12, and shall specify the applicable subsection, or describe the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection. After receipt of such Proper Instructions, the Bank will transfer, exchange, deliver or release Portfolio Securities only in the following circumstances:

          (a) Upon sales of Portfolio Securities for the account of the Trust, against contemporaneous receipt by the Bank of payment therefor in full, or against payment to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs, each such payment to be in the amount of the sale price shown in a broker's confirmation of sale received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

          (b) In exchange for or upon conversion into other Portfolio Securities alone or other Portfolio Securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio Securities, or for the purpose of tendering shares in the event of a tender offer therefor, provided, however, that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio Securities, the Bank shall have no liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Bank at least two business days prior to the date required for tender, and unless the Bank (or its agent or subcustodian hereunder) has actual possession of such Portfolio Security at least two business days prior to the date of tender;

          (c) Upon conversion of Portfolio Securities pursuant to their terms into other securities;

          (d) For the purpose of redeeming in-kind shares of the Trust upon authorization from the Trust;

          (e) In the case of option contracts owned by the Trust, for presentation to the endorsing broker;

          (f) When such Portfolio Securities are called, redeemed or retired or otherwise become payable;

          (g) For the purpose of effectuating the pledge of Portfolio Securities held by the Bank in order to collateralize loans made to the Trust by any bank, including the Bank; provided, however, that such Portfolio Securities will be released only upon payment to the Bank for the account of the Trust of the moneys borrowed; provided further, however, that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, Portfolio Securities may be released for that purpose without any such payment. In the event that any pledged Portfolio Securities are held by the Bank, they will be so held for the account of the lender, and after prior written notice to the Trust from the lender, in accordance with the normal procedures of the lender and any loan agreement between the Trust and the lender, that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged Portfolio Securities to or for the account of the lender;

          (h) for the purpose of releasing certificates representing Portfolio Securities, against contemporaneous receipt by the Bank of the fair market value of such Portfolio Securities, as set forth in the Proper Instructions received by the Bank before such payment is made;

          (i) for the purpose of delivering Portfolio Securities lent by the Trust to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided herein, of adequate collateral as agreed upon from time to time by the Trust and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such Portfolio Securities entered into by the Trust;

          (j) for other authorized transactions of the Trust or for other proper corporate purposes; provided that before making such transfer, the Bank will also receive a certified copy of resolutions of the Board, signed by an authorized officer of the Trust and certified by its Secretary or Assistant Secretary, specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Trust or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; and

          (k) upon termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 16 of this Agreement.

     As to any deliveries made by the Bank pursuant to this Section 6.12, securities or cash receivable in exchange therefor shall be delivered to the Bank.

     7. Redemptions. In the case of payment of assets of the Trust held by the Bank in connection with redemptions and repurchases by the Trust of outstanding shares, the Bank will rely on notification by the Trust's transfer agent of receipt of a request for redemption and certificates, if issued, in proper form for redemption before such payment is made. Payment shall be made in accordance with the Declaration of Trust and By-laws of the Trust ("Declaration"), from assets available for said purpose.

     8. Merger, Dissolution, etc. of Trust. In the case of the following transactions, not in the ordinary course of business, namely, the merger of the Trust into or the consolidation of the Trust with another investment company, the sale by the Trust of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of the Trust and distribution of its assets, the Bank will deliver the Portfolio Securities held by it under this Agreement and disburse cash only upon the order of the Trust set forth in an Officers' Certificate, accompanied by a certified copy of a resolution of the Board authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of the fees, disbursements and expenses of the Bank, this Agreement will terminate and the Bank shall be released from any and all obligations hereunder.

     9. Actions of Bank Without Prior Authorization. Notwithstanding anything herein to the contrary, unless and until the Bank receives an Officers' Certificate to the contrary, the Bank will take the following actions without prior authorization or instruction of the Trust or the transfer agent:

     9.1 Endorse for collection and collect on behalf of and in the name of the Trust all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Trust and hold for the account of the Trust all income, dividends, interest and other payments or distributions of cash with respect to the Portfolio Securities held thereunder;

     9.2 Present for payment all coupons and other income items held by it for the account of the Trust which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Trust;

     9.3 Receive and hold for the account of the Trust all securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any Portfolio Securities held by it hereunder.

     9.4 Execute as agent on behalf of the Trust all necessary ownership and other certificates and affidavits required by the Internal Revenue Code of 1986, as amended or the regulations of the U.S. Treasury Department or the Internal Revenue Service issued thereunder, or by the laws of any state, now or hereafter in effect, inserting the Trust's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection with Portfolio Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code of 1986, as amended and any regulations issued thereunder, or under any applicable laws of any State;

     9.5 Present for payment all Portfolio Securities which are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of the Trust; and

     9.6 Exchange interim receipts or temporary securities for definitive securities.

     10. Collections and Defaults. The Bank will use reasonable efforts to collect any funds which may, to its knowledge, become collectible arising from Portfolio Securities, including dividends, interest and other income, and to transmit to the Trust notice actually received by it of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Portfolio Securities. If Portfolio Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will promptly notify the Trust in writing of any default or refusal to pay within two business days from the day on which it receives knowledge of such default or refusal.

     11. Maintenance of the Trust's Records and Accounting Services. The Bank will maintain the Trust's records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement, and in compliance with the applicable rules and regulations under the 1940 Act. The books and records of the Trust maintained by the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding securities and internal accounting controls will be open to inspection and audit at reasonable times by officers of or auditors employed by the Trust and will be preserved by the Bank in the manner and in accordance with the applicable rules and regulations under the 1940 Act.

     The Bank shall perform fund accounting and shall keep the Trust's books of account and render statements or copies from time to time as reasonably requested by the Trust's Treasurer or any other executive officer of the Trust.

     The  Bank  shall  assist   generally  in  the  preparation  of  reports  to
shareholders of each Fund of the Trust and others, audits of accounts, and other ministerial matters of like nature.

     12. Trust Evaluation and Yield Calculations

     12.1 Trust Evaluation. The Bank shall compute and, unless otherwise directed by the Board, determine as of the close of regular trading on the New York Stock Exchange on each day on which said exchange is open for unrestricted trading and as of such other days, or hours, if any, as may be authorized by the Board, the net asset value and the public offering price of a share of stock of the Trust, such determination to be made in accordance with the provisions of the Declaration of the Trust and the Prospectus and Statement of Additional Information relating to the Trust, as they may from time to time be amended, and any applicable resolutions of the Board at the time in force and applicable; and promptly to notify the Trust, the proper exchange and the NASD or such other persons as the Trust may request of the results of such computation and determination. In computing the net asset value hereunder, the Bank may rely in good faith upon information furnished to it by any Authorized Person in respect of (i) the manner of accrual of the liabilities of the Trust and in respect of liabilities of the Trust not appearing on its books of account kept by the Bank,
(ii) reserves, if any, authorized by the Board or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any security for which no readily available market price can be obtained, and (v) the method of computation of the public offering price on the basis of the net asset value of the shares. The Bank shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to (iii) above.

     12.2. Yield and Average Total Return Calculation. The Bank will compute the yield and average annual total return performance results of the Trust ("Return Calculation") in accordance with the provisions of Release No. 33-6753 and Release No. IC-16245 (February 2, 1988) (the "Releases") promulgated by the Securities and Exchange Commission, and any subsequent amendments thereto, published interpretations of or general conventions accepted by the staff of the SEC with respect to such releases or the subject matter thereof ("Subsequent Staff Positions"), subject to the terms set forth below:

          (a) The Bank shall compute the Return Calculations for each Fund of the Trust for the stated periods of time as shall be mutually agreed upon, and communicate to the Trust in a timely manner the results of each computation.

          (b) In performing the Return Calculations, the Bank will derive the items of data necessary for the computation from the records it generates and maintains for each Fund of the Trust pursuant Section 11 hereof. The Bank shall have no responsibility to review, confirm, or otherwise assume any duty or liability with respect to the accuracy or correctness of any such data supplied to it by the Trust, any of the Trust's designated agents or any of the Trust's designated third party providers.

          (c) At the request of the Bank, the Trust shall provide, and the Bank shall be entitled to rely on, written standards and guidelines to be followed by the Bank in interpreting and applying the computation methods set forth in the Releases or any Subsequent Staff Positions as they specifically apply to each Fund of the Trust. In the event that the computation methods in the Releases or the Subsequent Staff Positions or the application to each Fund of the Trust of a standard or guideline is not free from doubt or in the event there is any question of interpretation as to the characterization of a particular security or any aspect of a security or a payment with respect thereto (e.g., original issue discount, participating debt security, income or return of capital, etc.) or otherwise or as to any other element of the computation which is pertinent to the Trust, the Trust or its designated agent shall have the full responsibility for making the determination of how the security or payment is to be treated for purposes of the computation and how the computation is to be made and shall inform the Bank thereof on a timely basis. The Bank shall have no responsibility to make independent determinations with respect to any item which is covered by this Section, and shall not be responsible for its computations made in accordance with such determinations so long as such computations are mathematically correct.

          (d) The Trust shall keep the Bank informed of all publicly available information and of any non-public advice, or information obtained by the Trust from its independent auditors or by its personnel or the personnel of its investment adviser, or Subsequent Staff Positions related to the computations to be undertaken by the Bank pursuant to this Agreement and the Bank shall not be deemed to have knowledge of such information (except as contained in the Releases) unless it has been furnished to the Bank in writing.

     13. Additional Services. The Bank shall perform the additional services for the Trust as are set forth on Appendix C hereto. Appendix C may be amended from time to time upon agreement of the parties to include further additional services to be provided by the Bank to the Trust, at which time the fees set forth in Appendix B shall be appropriately increased as agreed to in writing by the Bank and the Trust.

     14. Duties of the Bank.

     14.1 Performance of Duties and Standard of Care. The Bank will perform all of its duties hereunder in a timely manner as determined by industry standards in the relevant market as applied to the specific transaction, taking into account relevant facts and circumstances.

     In performing its duties hereunder and any other duties listed on any Schedule hereto, if any, the Bank will be entitled to receive and act upon the advice of independent counsel of its own selection, which may be counsel for the Trust, and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice.

     The Bank will be under no duty or obligation to inquire into and will not be liable for:

          (a) the validity of the issue of any Portfolio Securities purchased by or for each Fund of the Trust, the legality of the purchases thereof or the propriety of the price incurred therefor;

          (b) the legality of any sale of any Portfolio Securities by or for each Fund of the Trust or the propriety of the amount for which the same are sold;

          (c) the legality of an issue or sale of any shares of each Fund of the Trust or the sufficiency of the amount to be received therefor;

          (d) the legality of the repurchase of any shares of each Fund of the Trust or the propriety of the amount to be paid therefor;

          (e) the legality of the declaration of any dividend by each Fund of the Trust or the legality of the distribution of any Portfolio Securities as payment in kind of such dividend; and

          (f) any property or moneys of each Fund of the Trust unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

     Moreover, the Bank will not be under any duty or obligation to ascertain whether any Portfolio Securities at any time delivered to or held by it for the account of the Trust are such as may properly be held by the Trust under the provisions of its Articles any federal or state statutes or any rule or regulation of any governmental agency.

     14.2 Agents and Subcustodians with Respect to Property of the Trust Held in the United States. The Bank may employ agents of its own selection in the performance of its duties hereunder and shall be responsible for the acts and omissions of such agents as if performed by the Bank hereunder. Without limiting the foregoing, certain duties of the Bank hereunder may be performed by one or more affiliates of the Bank.

     Upon receipt of Proper Instructions, the Bank may employ subcustodians selected by or at the direction of the Trust, provided that any such subcustodian meets at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as a custodian of the Trust's assets with respect to property of the Trust held in the United States. The Bank shall have no liability to the Trust or any other person by reason of any act or omission of any such subcustodian and the Trust shall indemnify the Bank and hold it harmless from and against any and all actions, suits and claims, arising directly or indirectly out of the performance of any subcustodian. Upon request of the Bank, the Trust shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. The Trust shall pay all fees and expenses of any subcustodian as agreed to in writing by the Trust.

     14.3 Insurance. The Bank shall use the same care with respect to the safekeeping of Portfolio Securities and cash of the Trust held by it as it uses in respect of its own similar property, including the maintenance of fidelity bond insurance. The Bank intends to maintain fidelity bond insurance at all times during the term of the Agreement. Upon reasonable request, the Bank will provide a description of the Bank's safeguards and procedures including specific insurance policy information.

     14.4 Fees and Expenses of the Bank. The Adviser will pay or reimburse the Bank from time to time for any transfer taxes payable upon transfer of Portfolio Securities made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided above. For the services rendered by the Bank hereunder, the Adviser will pay to the Bank such compensation or fees at such rate and at such times as shall be agreed upon in writing by the parties from time to time. The Bank will also be entitled to reimbursement by the Adviser for all reasonable expenses incurred in conjunction with termination of this Agreement.

     14.5 Advances by the Bank. The Bank may, in its sole discretion, advance funds on behalf of the Trust to make any payment permitted by this Agreement upon receipt of any proper authorization required by this Agreement for such payments by the Trust. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Trust's account with the Bank, or for any other reason) this Agreement deems any such overdraft or related indebtedness a loan made by the Bank to the Trust payable on demand. Such overdraft shall bear interest at the current rate charged by the Bank for such loans unless the Trust shall provide the Bank with agreed upon compensating balances. The Trust agrees that the Bank shall have a continuing lien and security interest to the extent of any overdraft or indebtedness or to the extent required by law, whichever is greater, in and to any property at any time held by it for the Trust's benefit or in which the Trust has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Trust authorizes the Bank, in the Bank's sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of the Trust on the Bank's books.

     15. Limitation of Liability and Indemnification.

     15.1 Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Trust, the Adviser or any third party, and the Trust and Adviser shall indemnify and hold the Bank and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Bank or any Indemnified Party under this Agreement, except for any Claim resulting from the willful misconduct, bad faith or negligence of the Bank or any Indemnified Party in the performance of its obligations and duties under this Agreement, or by reason of the Bank's or any Indemnified Party's reckless disregard thereof. Without limiting the foregoing, neither the Bank nor the Indemnified Parties shall be liable for, and the Bank and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

          (a) Any act or omission by the Bank or any Indemnified Party in good faith reliance upon the terms of this Agreement, any Officer's Certificate, Proper Instructions, resolution of the Board, telegram, telecopier, notice, request, certificate or other instrument reasonably believed by the Bank to genuine;

          (b) Any act or omission of any subcustodian selected by or at the direction of the Trust, except that the Bank will be liable as described in paragraph 14.2 of this Agreement;

          (c) Any Corporate Action, distribution or other event related to Portfolio Securities which, at the direction of the Trust, have not been registered in the name of the Bank or its nominee;

          (d) Any Corporate Action requiring a Response for which the Bank has not received Proper Instructions or obtained actual possession of all necessary Portfolio Securities, consents or other materials by 5:00 p.m. on the date specified as the Response Deadline;

          (e) Any act or omission of any European Branch of a U.S. banking institution that is the issuer of Eurodollar CDs in connection with any Eurodollar CDs held by such European Branch;

          (f) Information relied on in good faith by the Bank and supplied by any Authorized Person in connection with the calculation of (i) the net asset value and public offering price of the shares of stock of the Trust or (ii) the Return Calculation; or

          (g) Any  acts of God,  earthquakes,  fires,  floods,  storms  or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events.

     15.2 The Bank will indemnify each of the Trust and the Adviser, and its directors officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from the willful misconduct, bad faith or negligence of the Bank or any Indemnified Party in the performance of its obligations and duties under this Agreement, or by reason of the Bank's or any Indemnified Party's reckless disregard thereof.

     15.3 Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank or the Indemnified Parties be liable to the Trust, the Adviser or any third party for any special, consequential, or punitive damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

     16. Termination.

     16.1 The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than sixty (60) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

          (a) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term (i) in the event the other party violates any material provision of this Agreement or is unable to continue to fulfill its obligation and duties under the Agreement; provided that a violating party shall for its first material violation of this Agreement have the opportunity to cure such violation within forty-five (45) days of receipt of written notice from the non-violating party of such violation, or (ii) after the second anniversary hereof, upon ninety (90) days written notice to the other party.

          (b) Either party may terminate this Agreement during any Renewal Term upon sixty (60) days written notice to the other party. Any termination pursuant to this paragraph 16.1(b) shall be effective upon expiration of such sixty (60) days, provided, however, that the effective date of such termination may be postponed to a date not more than one hundred twenty
     (120) days after delivery of the written notice: (i) at the request of the Bank, in order to prepare for the transfer by the Bank of all of the assets of the Trust held hereunder; or (ii) at the request of the Trust, in order to give the Trust an opportunity to make suitable arrangements for a successor custodian.

     16.2 In the event of the termination of this Agreement, the Bank will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio Securities duly endorsed and all records maintained under Section 11 to the successor custodian when appointed by the Trust. The obligation of the Bank to deliver and transfer over the assets of the Trust held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Trust does not select a successor custodian within sixty (60) days from the date of delivery of notice of termination, the Bank may, subject to the provisions of subsection 16.3, deliver the Portfolio Securities and cash of the Trust held by the Bank to a bank or trust company of the Bank's own selection, with approval by the Trust, which meets the requirements of Section 17(f)(1) of the 1940 Act and has a reported capital, surplus and undivided profits aggregating not less than $2,000,000, to be held as the property of the Trust under terms similar to those on which they were held by the Bank, whereupon such bank or trust company so selected by the Bank will become the successor custodian of such assets of the Trust with the same effect as though selected by the Board. Thereafter, the Bank shall be released from any and all obligations under this Agreement.

     16.3 Prior to the expiration of sixty (60) days after notice of termination has been given, the Trust may furnish the Bank with an order of the Trust advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the shareholders of the Trust the question of whether the Trust will be liquidated or will function without a custodian for the assets of the Trust held by the Bank. In that event the Bank will deliver the Portfolio Securities and cash of the Trust held by it, subject as aforesaid, in accordance with one of such alternatives which may be approved by the requisite vote of shareholders, upon receipt by the Bank of a copy of the minutes of the meeting of shareholders at which action was taken, certified by the Trust's Secretary and an opinion of counsel to the Trust in form and content satisfactory to the Bank. Thereafter, the Bank shall be released from any and all obligations under this Agreement.

     16.4 The party initiating a termination of this Agreement shall reimburse the other party for any reasonable expenses incurred by the other party in connection with the termination of this Agreement.

     16.5 At any time after the termination of this Agreement, the Trust may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as custodian.

     17. Year 2000 Readiness Disclosure. The Bank represents that the occurrence in or use by the Bank's own proprietary internal systems (the "Systems") of dates on or after January 1, 2000 (the "Millennial Dates") will not adversely affect the performance of the Systems with respect to date dependent data, computations, output or other functions (including, without limitation, calculating, computing and sequencing) and that the Systems will create, store and generate output data related to or including Millennial Dates without errors or omissions ("Year 2000 Compliance"). The Bank shall promptly notify the Trust of any lack of Year 2000 Compliance of which it becomes aware that impact the Bank's services hereunder.

     The parties to this Agreement acknowledge that the Bank can make no certification as to the Year 2000 Compliance of third-party systems utilized by the Bank in its day to day operations or with which the Systems interact or communicate, from which the Systems receive data or to which the Systems send data. The parties further acknowledge that while the Bank has contacted such third-party providers regarding Year 2000 Compliance and will use reasonable efforts to monitor the status of such third-party providers' Year 2000 Compliance, failure by such third-party providers to achieve timely Year 2000 Compliance could adversely affect the Bank's performance of its obligations hereunder. The Bank shall promptly notify the Trust of any lack of Year 2000 Compliance of any third-party provider of which it becomes aware that impact the Bank's services hereunder.

     18. Confidentiality. Both parties hereto agree than any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity to an injunction or injunctions without bond or other security to prevent breaches of this provision.

     19.  Notices.  Any  notice or other  instrument  in writing  authorized  or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and delivered via (I) United States Postal Service registered mail, (ii) telecopier with written confirmation, (iii) hand delivery with signature to such party at its office at the address set forth below, namely:

          (a) In the case of notices sent to the Trust to:

                     X.COM Funds
                     394 University Avenue
                     Palo Alto, CA  94301
                     Attention:  John T. Story
                     Facsimile:  (650) 833-5470
                     With a copy to:  David J. Harris, Dechert Price & Rhoads
                     Facsimile:  (202) 261-3333

          (b) In the case of notices sent to the Adviser to:

                     X.COM Asset Management, Inc.
                     394 University Avenue
                     Palo Alto, CA  94301
                     Attention:  John T. Story
                     Facsimile:  (650) 833-5470
                     With a copy to:  David J. Harris, Dechert Price & Rhoads
                     Facsimile:  (202) 261-3333

          (c) In the case of notices sent to the Bank to:

                     Investors Bank & Trust Company
                     200 Clarendon Street, P.O. Box 9130
                     Boston, Massachusetts 02117-9130
                     Attention:  Paula A. Lordi, Director - Client Management
                     Facsimile:  (617) 330-6033
                     With a copy to:  Andrew S. Josef, Assistant General Counsel
                     Facsimile:  (617) 351-4314

          or at such other place as such party may from time to time designate in writing.

     20. Amendments. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties.

     21. Parties. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Trust without the written consent of the Bank or by the Bank without the written consent of the Trust, authorized and approved by its Board; and provided further that termination proceedings pursuant to Section 16 hereof will not be deemed to be an assignment within the meaning of this provision.

     22. Governing Law. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.

     23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     24. Entire Agreement. This Agreement, together with its Appendices, constitutes the sole and entire agreement between the parties relating to the subject matter herein and does not operate as an acceptance of any conflicting terms or provisions of any other instrument and terminates and supersedes any and all prior agreements and undertakings between the parties relating to the subject matter herein.

     25. Limitation of Liability. The Bank agrees that the obligations assumed by the Trust hereunder shall be limited in all cases to the assets of the Trust and that the Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Trust.

     26. Several Obligations of the Funds. This Agreement is an agreement entered into between the Bank and the Trust with respect to each Fund. With respect to any obligation of the Trust on behalf of any Fund arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Fund to which such obligation relates as though the Bank had separately contracted with the Trust by separate written instrument with respect to each Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.


                              X.COM FUNDS



                              By:
                                   --------------------------------------
                                  Name:
                                  Title:


                              X.COM ASSET MANAGEMENT, INC.



                              By:
                                   --------------------------------------
                                  Name:
                                  Title:


                              INVESTORS BANK & TRUST COMPANY



                              By:
                                   --------------------------------------
                                   Name:
                                   Title:

                                   Appendices
                                   ----------


Appendix A...............................................   Funds

Appendix B...............................................   Fee Schedule

Appendix C.......................................... ....   Additional Services

                                                                     Appendix A

                              FUNDS OF X.COM FUNDS

         1)       X.com Premier S&P 500 Fund

         2)       X.com U.S.A. Bond Fund

         3)       X.com U.S.A. Money Market Fund

                                                                     Appendix B

                                   X.Com Funds
                               Annual Fee Schedule
                             ________________, 1999

A.   Trust Accounting, Custody and Calculation of N.A.V.

     The Annual Fee for Trust Accounting, Custody and Calculation of N.A.V. for three Feeder Trusts will be charged according to the following schedule. The following schedule is exclusive of transaction costs and out-of-pocket expenses.

                                                                          Annual
                                                                          ------
Fee
---

     Annual Fee per feeder fund $12,000


     For each additional class added beyond the first one class there will be an annual fee of $6,000 for the above services.

B. Trust Administration, Compliance, Financial Statement Preparation, Legal Administration, and Blue Sky.

     The Annual Fee for Trust Administration, Financial Statement Preparation, Legal Administration, and Blue Sky for three Feeder Trusts will be charged according to the following schedule.

                                                                          Annual
                                                                          ------
Fee
---

     Annual Fee per feeder fund $50,000

     For each additional class added beyond the first one class there will be an annual fee of $10,000 for the above services.

C.   Miscellaneous

1.   Out-of-Pocket

     For purposes of this Agreement, out-of-pocket charges consist of: - Telephone - Ad Hoc Reporting - Third Party Review - Forms and Supplies - Printing/Postage/Delivery - Systems Development/Reports/Transmissions - Equipment Rental - Legal costs associated with substantial alterations of IBT's standard agreements

      2. Balance Credits

      We allow use of balance credit against fees (excluding out-of-pocket charges) for collected fund balances arising out of the custody relationship. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

3.   Systems

     The details of any systems work required to service this fund will be determined after a thorough business analysis. All systems work, including creating customized reports and establishing systems/communications interfaces with X.Com, other providers, etc., will be billed on a time and materials basis.

4.   Billing and Payment

The above fees will be charged against the Funds' custodian checking account five business days after the invoice is mailed to the fund.

All charges will be billed monthly. The fee schedule will be effective upon start-up of the Funds.

                                       Appendix C

                                    SERVICES

Function          X.COM                Suggested Fund Auditor or
                                                                                                                 Counsel
----------------------------------   ------------------------------   -----------------------------  ------------------------------

----------------------------------
      MANAGEMENT REPORTING
    & TREASURY ADMINISTRATION
----------------------------------

Monitor portfolio compliance in      Perform tests of certain         Oversee BGI's continuous       A/C - Provide consultation as
accordance with the current          specific portfolio activity      monitoring of portfolio        needed on compliance issues.
Prospectus and SAI.                  designed from provisions of      activity and Fund
                                     the Fund's Prospectus and        operations in conjunction
Frequency:  Bi-monthly               SAI.  Follow-up on potential     with 1940 Act, Prospectus,
                                     violations.                      SAI and any other
                                                                      applicable laws and
                                                                      regulations.  Monitor
                                                                      testing results and approve
                                                                      resolution of compliance
                                                                      issues.

Provide compliance summary           Provide a report of              Review report.                 A/C - Provide consultation as
package.                             compliance testing results.                                     needed.

Frequency:  Monthly

Perform asset diversification        Perform asset                    Oversee BGI's continuous       A - Provide consultation as
testing to establish                 diversification tests at         monitoring of portfolio        needed in establishing
qualification as a RIC.              each tax quarter end.            activity in conjunction        positions to be taken in tax
                                     Follow-up on issues.             with IRS requirements.         treatment of particular issues.
Frequency:  Quarterly                                                 Review test results and        Review quarter end tests on a
                                                                      take any necessary action.     current basis.
                                                                      Approve tax positions taken.

Perform qualifying income            Perform qualifying income        Oversee BGI's continuous       A- Consult as needed on tax
testing to establish                 testing (on book basis           monitoring of portfolio        accounting positions to be
qualification as a RIC.              income, unless material          activity in conjunction        taken.  Review in conjunction
                                     differences are anticipated)     with IRS requirements.         with year-end audit.
Frequency:  Quarterly                on quarterly basis and as        Review test results and
                                     may otherwise be                 take any necessary action.
                                     necessary.   Follow-up on        Approve tax positions taken.
                                     issues.

Prepare the Fund's annual            Prepare preliminary expense      Provide asset level
expense budget.  Establish daily     budget.  Notify fund             projections.  Approve
accruals.                            accounting of new accrual        expense budget.
                                     rates.
Frequency:  Annually

Monitor the Fund's expense           Monitor actual expenses          Provide asset level            C/A - Provide consultation as
budget.                              updating budgets/ expense        projections quarterly.         requested.
                                     accruals.                        Provide vendor information
Frequency:  Quarterly                                                 as necessary.  Review
                                                                      expense analysis and
                                                                      approve budget revisions.

Receive and coordinate payment       Propose allocations of           Approve invoices and
of fund expenses.                    invoice among Funds and          allocations of payments.
                                     obtain authorized approval       Send invoices to IBT in a
Frequency:  As  necessary            to process payment.              timely manner.

Calculate periodic dividend          Calculate amounts available      Establish and maintain         C -  Review dividend
rates and capital gains              for distribution.                dividend and distribution      resolutions in conjunction with
distributions to be declared in      Coordinate review by             policies.  Approve             Board approval.
accordance with management           management and/or auditors.      distribution rates per
guidelines.                          Notify custody and transfer      share and aggregate            A - Review and concur with
                                     agent of authorized dividend     amounts.  Obtain Board         proposed distributions, annual
Frequency:  Quarterly/Annually       rates in accordance with         approval when required.        and excise only.
                                     Board approved policy.
                                     Report dividends to Board as
                                     required.

Calculate total return               Provide total return             Review total return
information on Funds as defined      calculations.  Returns           information.
in the current Prospectus and        consist of monthly,
SAI.                                 quarterly, YTD, since
                                     inception and average annual
Frequency:  Monthly                  since inception.

Prepare responses to major           Prepare, coordinate as           Identify the services to
industry questionnaires.             necessary, and submit            which the Funds report.
                                     responses to the appropriate     Provide information as
Frequency:  As often as necessary    agency.                          requested.

Prepare disinterested trustee        Summarize amounts paid to        Provide social security
Form 1099-Misc.                      trustees during the calendar     numbers and current mailing
                                     year.  Prepare and mail Form     address for trustees.
Frequency:  Annually                 1099-Misc.                       Review and approve
                                                                      information provided for
                                                                      Form 1099-Misc.

----------------------------------
       FINANCIAL REPORTING
----------------------------------

Prepare financial information        Prepare information as           Review financial
for presentation to Fund             required.                        information.
Management and Board of
Directors.

Frequency:  As needed

Coordinate the annual audit and      Coordinate the creation of       Provide information            A - Perform audit and issue
semi-annual preparation and          templates reflecting             required to create             opinion on annual financial
printing of financial statements     client-selected standardized     templates, including report    statements.
and notes with management, fund      appearance and text of           style and graphics.
accounting and the fund auditors.    financial statements and         Approve format and text as     A/C - Review reports.
                                     footnotes.  Draft and manage     standard.  Approve
Frequency:                           production cycle.                production cycle and assist
Annually/semi-annually               Coordinate with IBT fund         in managing to the cycle.
                                     accounting the  electronic       Coordinate review and
                                     receipt of portfolio and         approval by portfolio
                                     general ledger information.      managers of portfolio
                                     Assist in resolution of          listings to be included in
                                     accounting issues.  Using        financial statements.
                                     templates, draft financial       Prepare appropriate
                                     statements, coordinate           management letter and
                                     auditor and management           coordinate production of
                                     review, and clear comments.      Management Discussion and
                                     Coordinate printing of           Analysis.  Review and
                                     reports and EDGAR conversion     approve entire report.
                                     with outside printer and         Make appropriate
                                     filing with the SEC via          representations in
                                     EDGAR.                           conjunction with audit.

----------------------------------
              LEGAL
----------------------------------

Prepare and file Form N-SAR.         Prepare form for filing.         Provide appropriate            C - Review initial filing.
                                     Obtain any necessary             responses.  Provide            A - Provide annual audit
Frequency:  Semi-annually            supporting documents.  File      applicable Exhibits to         internal control letter to
                                     with SEC via EDGAR.              attach to filing. Review       accompany the annual filing.
                                                                      and authorize filing.

Assist the preparation and           Accumulate capital stock         Review and approve capital     A/C - Review informally when
filing of Form 24f-2 Notice.         information.                     stock worksheet.               requested.

Frequency:  Annually

Respond to regulatory or auditor     Compile and provide              Coordinate with regulatory     C - Provide consultation as
examinations and requests.           documentation pursuant to        authorities and auditors to    needed.
                                     examinations, audits and         provide requested
Frequency:  As needed (at least      requests from regulators or      documentation and
annually)                            auditors.  Assist client and     resolutions to inquiries.
                                     legal counsel in resolution
                                     of regulatory and audit
                                     inquiries.


Proxy material/shareholder           Prepare drafts of proxy          Review and approve proxy.      C - Review and approve proxy.
meetings.                            material for review, file
                                     materials or coordinate
Frequency:  As needed                filing with the SEC and
                                     coordinate printing.  Assist
                                     proxy solicitation firm and
                                     prepare scripts.  Attend
                                     meeting and prepare minutes.

Prepare amendments to                Coordinate the preparation       Review and approve.            C - Review and approve filings.
Registration Statement.              and filing of post-effective
                                     amendments.  Coordinate with                                    A/C - Provide consents as
Frequency:  Annual updates           outside printers the EDGAR                                      appropriate.
(includes updating financial         conversion, filing with the
highlights, expense tables,          SEC and printing of
ratios) plus one additional          prospectus.
filing per fiscal year.

Prepare prospectus/SAI               Coordinate the preparation       Review and approve.            C - Review and approve filings.
supplements.                         and filing of prospectus and
                                     SAI supplements.  File with                                     A/C - Provide consents as
Frequency: As often as required      the SEC via EDGAR.                                              appropriate.

Prepare agenda and board             Maintain annual calendar of      Review and approve board       C - Review agenda, board
materials for quarterly board        required quarterly and           materials.                     material and board and
meetings.                            annual approvals.  Prepare                                      committee minutes.  Ensure
                                     agenda, resolutions and                                         board material contains all
Frequency: Quarterly                 other board materials for                                       required information that the
                                     quarterly board meetings.                                       members of the board must
                                     Prepare supporting                                              review and/or approve to
                                     information and materials                                       perform their duties as
                                     when necessary.  Assemble,                                      directors/trustees.
                                     check and distribute books
                                     in advance of meeting.
                                     Attend board and committee
                                     meetings and prepare minutes.

Furnish Trust officers.              Furnish appropriate              Furnish appropriate
                                     personnel as officers of the     personnel as officers of
Frequency:  As needed                Trust.                           the Trust.

Assist in updating of fidelity       Make annual filing of            Obtain required fidelity
bond insurance coverage.             fidelity bond insurance          bond insurance coverage.
                                     material with the SEC.           Monitor level of fidelity
Frequency: Annually                                                   bond insurance maintained
                                                                      in accordance with required
                                                                      coverage.

----------------------------------
               TAX
----------------------------------

Prepare income tax provisions.       Calculate investment company     Provide transaction            A - Provide consultation as
                                     taxable income, net tax          information as requested.      needed in establishing
Frequency:  Annually                 exempt interest, net capital     Approve tax accounting         positions to be taken in tax
                                     gain and spillback dividend      positions to be taken.         treatment of particular
                                     requirements. Identify           Approve provisions.  PFIC's    issues.  Perform review in
                                     book-tax accounting              to be identified at the        conjunction with the year-end
                                     differences.  Track required     Portfolio (HUB) level.         audit.
                                     information relating to
                                     accounting differences.

Calculate excise tax                 Calculate required               Provide transaction            A - Provide consultation as
distributions.                       distributions to avoid           information as requested.      needed in establishing
                                     imposition of excise tax.        Passive Foreign Investment     positions to be taken in tax
Frequency:  Annually                     - Calculate capital gain     Companies (PFICs) to be        treatment of particular
                                          net income and foreign      identified at the Portfolio    issues.  Review and concur with
                                          currency gain/loss          (HUB) level.  Approve tax      proposed distributions.
                                          through October 31.         accounting positions to be
                                         - Calculate ordinary         taken.  Review and approve
                                          income and                  all income and distribution
                                          distributions through a     calculations, including
                                          specified cut off date .    projected income and
                                         - Project ordinary           dividend shares.  Approve
                                          income from cut off         distribution rates per
                                          date to December 31.        share and aggregate
                                         - Ascertain dividend         amounts.  Obtain Board
                                          shares.                     approval when required.
                                     Identify book-tax  accounting  differences.
                                      Track  required  information  relating  to
                                      accounting differences.  Coordinate review
                                      by management  and fund  auditors.  Notify
                                      custody and transfer  agent of  authorized
                                      dividend  rates in  accordance  with Board
                                      approved policy. Report dividends to Board
                                      as required.

Prepare tax returns.                 Prepare excise and RIC tax       Review and sign tax return.    A - Review and sign tax return
                                     returns.                                                        as preparer.
Frequency:  Annually

Prepare Form 1099.                   Obtain yearly distribution       Review and approve
                                     information.  Calculate 1099     information provided for
                                     reclasses and coordinate         Form 1099.
                                     with transfer agent.
Frequency:  Annually

Prepare other year-end               Obtain yearly income             Review and approve
tax-related disclosures.             distribution                     information provided.
                                      information.  Calculate
Frequency:  Annually                 disclosures
                                      (i.e., dividend received
                                     deductions,
                                      foreign tax credits,
                                     tax-exempt
                                      income, income by
                                     jurisdiction) and
                                      coordinate with transfer
                                     agent.

----------------------------------
            BLUE SKY
----------------------------------

Maintain effective Blue Sky          Maintain records of fund         Identify states in which       C- Provide consultation as
notification filings for states      sales for client designated      filings are to be made.        needed on Blue Sky issues.
in which Fund Management intends     states via PW Blue2
to solicit sales of fund shares.     compliance system.  File         Identify exempt                C- Provide consultation on
                                     annual notification renewal      transactions to transfer       product and institutional
Frequency: On-going                  documents and annual sales       agent for appropriate          exemptions.
                                     reports.  File amendments to     exclusion from blue sky
                                     increase dollar amounts          reporting.
                                     authorized for sales by
                                     funds, based upon client
                                     instruction.  File
                                     notifications to states for
                                     new funds and/or classes,
                                     mergers and liquidations.  Provide periodic
                                     reports on state authorization  amounts and
                                     slaes  amounts.   Determine   state  filing
                                     requirements  by  using  CCH  Blue  Sky Law
                                     Reporter,    ICI    memoranda   and   state
                                     securities   commission   directives  (both
                                     written and oral).

File amendments to registration      File updated registration        Inform IBT of filings prior    C- Provide consultation as
statement with the applicable        statements, prospectus,          to SEC filing.                 needed on Blue Sky filing
state securities commissions in      SAIs, supplements thereto,                                      issues.
coordination with SEC filing.        and annual reports to
                                     shareholders upon
Frequency:  Annual updates           approval/authorization by
(includes registration               client.
statement, prospectus, SAI) plus
an additional filing per fiscal
year
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